                                                                    Exhibit 99.1


             [LOGO] AROTECH                                     Earnings News
        632 Broadway, Suite 1200
        New York, New York 10012
 Tel: (646) 654-2107 o Fax (646) 654-2187
             www.arotech.com

FOR IMMEDIATE RELEASE


                 AROTECH CORPORATION REPORTS RECORD REVENUES AND
                      FIRST QUARTERLY PROFIT IN ITS HISTORY
                       -----------------------------------

                     Revenues for quarter up 75% over 2002;
                      nine month revenues more than triple

        New York, New York,  November 3, 2003 - Arotech  Corporation  (NasdaqNM:
ARTX), a provider of quality advanced zinc-air batteries, multimedia interactive simulators/trainers and lightweight armoring for the military, law enforcement and homeland security markets, today reported the Company's first-ever quarterly net profit in its third quarter and first nine months 2003 results.

        Revenues for the quarter ended September 30, 2003 increased to $5.7 million as compared with $3.3 million for the corresponding period of 2002, an increase of 75%. The respective increases are largely attributed to sales in the Defense and Security Products Division (IES and MDT) and sales of military batteries in the Battery Division.

        Gross profit for the quarter ended September 30, 2003 increased to $2.5 million as compared with $1.6 million for the corresponding period of 2002, an increase of 54%, with a gross margin of 43%. The respective increases are largely attributed to sales in the Defense and Security Products Division (IES and MDT) and sales of military batteries in the Battery Division.

        Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), excluding discontinued operations, for the quarter ended September 30, 2003 increased to $491,000 as compared with a loss (LBITDA) of $(466,000) for the corresponding period of 2002. Arotech believes that information concerning
EBITDA enhances overall understanding of its current financial performance. Arotech computes EBIDTA, which is a non-GAAP financial measure, as reflected in the table below.

         Net profit (loss) for the quarter ended September 30, 2003 increased to $75,000 as compared with a net loss of $(9.6) million for the corresponding quarter of 2002.

        Basic and diluted net profit (loss) per share for the quarter ended September 30, 2003 was $0.00 as compared with a loss of $(0.29) for the corresponding period of 2002.

        Revenues for the nine months ended September 30, 2003 increased to $13.2 million as compared with $4.3 million for the corresponding period of 2002, an increase of 211%. The respective increases are largely attributed to sales in the Defense and Security Products Division (IES and MDT, which were not owned by the Company in much of the corresponding period in 2002) and sales of military batteries in the Battery Division.

                                   ( m o r e )

        Gross profit for the nine months ended September 30, 2003 increased to $4.9 million as compared with $1.8 million for the corresponding period of 2002, an increase of 166%. The respective increases are largely attributed to sales in the Defense and Security Products Division (IES and MDT) and sales of military batteries in the Battery Division.

        Loss Before Interest, Taxes, Depreciation and Amortization (LBITDA), excluding discontinued operations, for the nine months ended September 30, 2003 decreased to $1.3 million as compared with $2.3 million for the corresponding period of 2002. Arotech believes that information concerning LBITDA enhances overall understanding of its current financial performance and its progress towards cash-flow break even and toward GAAP profitability. Arotech computes LBIDTA, which is a non-GAAP financial measure, as reflected in the table below.

         Net loss for the nine months ended September 30, 2003 decreased to $3.8 million as compared with $15.6 million for the corresponding quarter of 2002.

        Combined  basic and diluted net loss per share for the nine months ended
September   30,  2003   narrowed  to  $0.10  as  compared  with  $0.49  for  the
corresponding period of 2002.

        Cash-on-hand and cash equivalents and certificate of deposit due within one year stood at the end of the quarter at approximately $2.7 million with backlog of orders in excess of $3.2 million.

        Stockholders' equity stood at the end of the quarter at approximately $11.4 million.

        Arotech Chairman and CEO Robert S. Ehrlich commented, "When we launched our turnaround program around this time last year, our goal was to be cash flow positive from operations during this half. We exceeded our expectations, and achieved a net profit for the first time in our company's history," continued Ehrlich. "We are now looking forward to continuing to generate operating profit during 2004," concluded Ehrlich.

Conference Call
---------------

         Arotech Corporation will hold it second quarter 2003 conference call on Tuesday, November 4, 2003 at 10:00 a.m. EST. Those wishing to take part in the conference call should call 1-800-967-7134 (US) or +1-719-457-2625
(international) a few minutes before the 10:00 a.m. EST start time. In addition, an instant replay will be available Tuesday, November 4, 2003 at 1:00 p.m. EST until Wednesday, November 5, 2003 at 8:00 p.m. EST. The replay telephone number is 1-888-203-1112 (US); +1-719-457-0820 (international). The confirmation number is 686108.

About Arotech Corporation
-------------------------

         Arotech's corporate mission is to provide quality defense and security products for the military, law enforcement and homeland security markets, including advanced zinc-air batteries, multimedia interactive simulators/trainers and lightweight armoring.


                                   ( m o r e )

         Arotech Corporation  (www.arotech.com) operates two business divisions:
Electric Fuel Batteries - developing and manufacturing zinc-air batteries for military and homeland security applications and developing electric vehicle batteries for zero emission public transportation; and Arotech Defense - consisting of IES Interactive, which provides advanced high-tech multimedia training systems for law enforcement and paramilitary organizations, MDT Armor, which provides vehicle armoring for the military, industrial and private sectors, and Arocon Security, which provides homeland security consulting and other services.

         Arotech is incorporated in Delaware and has corporate and sales offices in New York and Denver with research, development and production subsidiaries in Alabama, Colorado and Israel.

COMPANY CONTACTS:
Jonathan Whartman
Senior VP, Communications
1-800-281-0356 ext 622
whartman@arotech.com
--------------------

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary significantly. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech's products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; significant future capital requirements; the outcome of the claims made by the I.E.S. Group; and other risk factors detailed in Arotech's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company's website above does not constitute incorporation of any of the information thereon into this press release.


                                TABLES TO FOLLOW

                               AROTECH CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                                           Nine months ended               Three months ended
                                                                              September 30,                    September 30,
                                                                      ------------    ------------    ------------    ------------
                                                                          2003            2002            2003            2002
                                                                      ------------    ------------    ------------    ------------
Revenues ..........................................................   $ 13,232,486    $  4,258,310    $  5,705,898    $  3,262,711
Cost of revenues ..................................................      8,365,212       2,428,844       3,252,323       1,668,941
                                                                      ------------    ------------    ------------    ------------
Gross profit ......................................................      4,867,274       1,829,466       2,453,575       1,593,770
Research and development ..........................................        762,629         379,785         252,085         161,138
Selling and marketing expenses ....................................      2,395,190         712,502         757,614         552,863
General and administrative expenses ...............................      3,579,371       3,347,955       1,105,864       1,378,485
Amortization of intangible assets .................................        727,127         251,721         103,584         251,721
                                                                      ------------    ------------    ------------    ------------
                                                                         7,464,317       4,691,963       2,219,147       2,344,207
                                                                      ------------    ------------    ------------    ------------
Operating profit (loss) ...........................................     (2,597,043)     (2,862,497)        234,428        (750,437)
Financial income (expenses), net ..................................     (1,084,582)        140,017        (100,761)         23,297
                                                                      ------------    ------------    ------------    ------------
Net profit (loss) before taxes ....................................     (3,681,625)     (2,722,480)        133,667        (727,140)
Tax expenses ......................................................       (308,137)       (105,466)        (31,089)       (104,832)
                                                                      ------------    ------------    ------------    ------------
Net  profit  (loss)  before  minority  interest  in  profit  of a
   subsidiary .....................................................     (3,989,762)     (2,827,946)        102,578        (831,972)
Loss (Profit) to minority .........................................        134,813         (91,150)        (25,485)        (91,150)
                                                                      ------------    ------------    ------------    ------------
Net profit (loss) from continuing operations ......................   $ (3,854,949)   $ (2,919,096)   $     77,093    $   (923,122)
Net profit (loss) from discontinued operations ....................         80,883     (12,694,639)         (2,285)     (8,716,422)
                                                                      ------------    ------------    ------------    ------------
Net profit (loss) for the period ..................................   $ (3,774,066)   $(15,613,735)   $     74,808    $ (9,639,544)
                                                                      ============    ============    ============    ============
Basic net earnings (loss) per share from continuing operations ....   $      (0.10)   $      (0.09)   $       0.00    $      (0.03)
                                                                      ============    ============    ============    ============
Diluted net earnings (loss) per share from continuing operations. .   $      (0.10)   $      (0.09)   $       0.00    $      (0.03)
                                                                      ============    ============    ============    ============
Basic and diluted net earnings (loss) per share from
  discontinued operations .........................................   $       0.00    $      (0.40)   $      (0.00)   $      (0.26)
                                                                      ============    ============    ============    ============
Combined basic net earnings (loss) per share ......................   $      (0.10)   $      (0.49)   $       0.00    $      (0.29)
                                                                      ============    ============    ============    ============
Combined diluted net earnings (loss) per share ....................   $      (0.10)   $      (0.49)   $       0.00    $      (0.29)
                                                                      ============    ============    ============    ============
Weighted  average  number of shares used in  computing  basic net
  loss per share ..................................................     37,276,260      31,545,914      40,371,940      33,441,137
                                                                      ============    ============    ============    ============
Weighted  average number of shares used in computing  diluted net
  loss per share ..................................................     44,474,334      31,545,914      47,076,792      33,441,137
                                                                      ============    ============    ============    ============

==================================================================================================================================

Reconciliation of Non-GAAP Financial Measure

         To supplement Arotech's consolidated financial statements presented in accordance with GAAP, Arotech uses a non-GAAP measure, Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech's current financial performance and its progress towards cash-flow break even and toward GAAP profitability. Reconciliation of EBITDA to the nearest GAAP measure follows:

                                                                   EBITDA
------------------------------------------------------------------------------------------------------------------------------------
                                                                 Nine months ended September 30,    Three months ended September 30,
                                                                  -----------------------------       ----------------------------
                                                                      2003              2002              2003             2002
                                                                  -----------       -----------       -----------      -----------
Net profit (loss) from continuing operations (GAAP measure)       $(3,854,949)      $(2,919,096)      $    77,093      $  (923,122)
Add back:
Interest expense (income),  net (after deduction of minority
  interest) ................................................        1,077,276          (135,764)          100,732          (19,044)
Taxes (after deduction of minority interest) ...............          166,175            54,194            23,480           53,718
Depreciation of fixed assets ...............................          529,155           445,270           180,754          170,270
Amortization of intangible assets ..........................          732,364           251,721           108,821          251,721
                                                                  -----------       -----------       -----------      -----------
EBITDA (LBITDA) (non-GAAP measure) .........................      $(1,349,979)      $(2,303,675)      $   490,880      $  (466,457)
                                                                  ===========       ===========       ===========      ===========

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